Exhibit 10.1

FIRST AMENDMENT TO

AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

This First Amendment to Amended and Restated Employment Agreement (this “Amendment”) is entered into as of this 30th day of June, 2005, by and between Equity Residential, a Maryland real estate investment trust (“Company”), and Bruce W. Duncan (the “Executive”).

RECITALS

WHEREAS, the Executive is currently employed by the Company as Chief Executive Officer of the Company on the terms and conditions set forth in that certain Amended and Restated Employment Agreement dated as of March 28, 2005 (the “A&R Agreement”); and

WHEREAS, the Executive and the Company desire to make certain changes in the terms of the A&R Agreement and have agreed to amend the A&R Agreement to implement such changes.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, Company and the Executive hereby agree as follows:

1.                                       Other than with respect to the third sentence of Section 4(b) and the first sentence of Section 4(c) of the A&R Agreement, which are amended as set forth below, the A&R Agreement is hereby amended by replacing each and every reference to “January 2, 2006” with “December 31, 2005.”

2.                                       The third sentence of Section 4(a) of the A&R Agreement is hereby deleted and replaced in its entirety with the following:

“Notwithstanding any other provision of this Agreement to the contrary, on January 2, 2006, provided that Executive’s employment has not been terminated for Cause prior to December 31, 2005 or Executive has not voluntarily terminated his employment prior to December 31, 2005 for other than Good Reason, Executive shall be entitled to the following compensation in addition to all other compensation and benefits described in this Agreement: (i) $30,000 in cash and (ii) a fully vested award of 17,239 shares under the Company’s 2002 Share Incentive Plan (the “Plan”) made on January 2, 2006 and (iii) a grant under the Plan on January 2, 2006 of a fully vested option expiring on the tenth (10th) anniversary of the date of grant to purchase 42,614 shares at Fair Market Value on January 2, 2006 , as defined in the Plan.”

3.                                       The third sentence of Section 4(b) of the A&R Agreement is hereby deleted and replaced in its entirety with the following:

“Provided Executive’s employment has not been terminated for Cause prior to December 31, 2005 or Executive has not voluntarily terminated his employment prior to December 31, 2005 for other than Good Reason, Executive’s annual cash bonus for 2005 shall be 100% of the Target Bonus, except as provided herein in the event of Executive’s death or Disability prior to December 31, 2005, payable on January 2, 2006.”

4.                                       The first sentence of Section 4(c) of the A&R Agreement is hereby deleted and replaced in its entirety with the following:

“In addition to other compensation to be paid under this Section 4, provided Executive’s employment has not been terminated for Cause prior to December 31, 2005 or Executive has not voluntarily terminated his employment prior to December 31, 2005 for other than Good Reason, the Executive will be eligible to receive an annual long term incentive award of stock options, restricted stock and/or performance units under the Company’s long term incentive plans for 2005, to be received on January 2, 2006.”

5.                                       The A&R Agreement, as amended by this Amendment, is hereby ratified, approved and confirmed in all respects.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

COMPANY:

EQUITY RESIDENTIAL, a Maryland real estate investment trust

By:	/s/ Samuel Zell
Name:	Samuel Zell
Title:	Chairman of the Board

EXECUTIVE:

By:	/s/ Bruce W. Duncan
Name:	Bruce W. Duncan